Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Primoris Services Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Filing Fee
Previously
Paid in
Connection
			Fee									with
					Proposed						Carry	Unsold
			Calculation		Maximum	Maximum			Carry	Carry	Forward	Securities
		Security	or Carry		Offering	Aggregate		Amount of	Forward	Forward	Initial	to Be
	Security	Class	Forward	Amount	Price Per	Offering	Fee	Registration	Form	File	Effective	Carried
	Type	Title	Rule	Registered	Unit	Price	Rate	Fee	Type	Number	Date	Forward
Newly Registered Securities
Fees to Be		Senior Debt
Paid	Debt	Securities	457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be		Subordinated Debt
Paid	Debt	Securities	457(r)	(1)	(1)	(1)	(2)	(2)
Common Stock,
Fees to Be		par value $0.0001
Paid	Equity	per share	457(r)	(1)	(1)	(1)	(2)	(2)
Preferred Stock,
Fees to Be		par value $0.0001
Paid	Equity	per share	457(r)	(1)	(1)	(1)	(2)	(2)
Fees
Previously
Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry
Forward
Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
		Total Offering Amounts				N/A		N/A
		Total Fees Previously Paid						N/A
		Total Fee Offsets						N/A
		Net Fee Due						N/A

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to the anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	In accordance with Securities Act Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.